EXHIBIT 99
                                                                      ----------

                  [LETTERHEAD OF MICROAGE, INC. APPEARS HERE]

         Press Release
         -----------------------------------------------------------------------
                         MICROAGE, INC. REPORTS RECORD QUARTERLY
                                 NET INCOME AND REVENUE

                      STRONG FOURTH QUARTER HIGHLIGHTS FISCAL 1997
                                    FINANCIAL RESULTS


                  TEMPE, AZ, DECEMBER 9, 1997 -- MicroAge, Inc. (NASDAQ: MICA) reported record net income of $7.4 million and record revenue of $1.3 billion for the fourth fiscal quarter ended November 2, 1997. Earnings per share for the fourth quarter of 1997 increased to $0.40, an 18% increase compared to the fourth quarter of 1996. Record revenue of $1.3 billion for the fourth quarter of fiscal 1997 increased 31% over fourth quarter 1996's revenue, and 15% over the third quarter of 1997. Revenue for fiscal 1997 was $4.4 billion, an increase of 23% over fiscal 1996 revenue. Net income for fiscal 1997 was $25 million, an 83% increase versus fiscal 1996. Earnings per share for fiscal 1997 were $1.40, a 73% increase over fiscal 1996.

                  The fourth quarter and full year for fiscal 1996 were fourteen and fifty-three week periods, respectively. The comparable periods for fiscal 1997 were thirteen and fifty-two weeks. For all comparisons noted above, the fourth quarter and total year of fiscal 1996 have been normalized to thirteen and fifty two week periods.

                  MicroAge, Inc., a Fortune 500 company, is a global provider of efficient technology solutions, delivering ISO9001 certified, multi-vendor integration services and distributed computing solutions to large organizations and computer resellers worldwide. The Company serves corporations and government agencies through its MicroAge Infosystems Services network of branches and alliance partners spanning 34 countries, and offers computer resellers over 20,000 products from more than 500 suppliers backed by a suite of technical, financial, logistics and account management services. ECadvantage, MicroAge's electronic commerce architecture, is utilizing the Internet to streamline the delivery of services to its customers. For further information contact MicroAge's Investor Relations Department at (602) 366-2471.

                                           ###

         Note: MicroAge's earnings press releases and financial statements are available at no charge on the World Wide Web: MicroAge Home Page, www.microage.com or PR NewsWire's Fax On Demand service at 1-888-FAX-MICA (329-6422).

                                 MICROAGE, INC.
                  CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                      (in thousands, except per share data)


                                            Quarter ended                              Fiscal year ended
                              -----------------------------------------    -----------------------------------------
                                             As Reported    Pro forma *                   As Reported    Pro forma **
                              November 2,    November 3,    November 3,    November 2,    November 3,    November 3,
                                  1997           1996           1996           1997           1996           1996
                              -----------    -----------    -----------    -----------    -----------    -----------
Revenue                       $ 1,321,910    $ 1,083,327    $ 1,005,947    $ 4,446,308    $ 3,696,160    $ 3,618,780

Cost of sales                   1,232,617      1,013,517        941,123      4,136,628      3,471,009      3,398,615
                              -----------    -----------    -----------    -----------    -----------    -----------

Gross profit                       89,293         69,810         64,824        309,680        225,151        220,165
    Percentage of revenue            6.75%          6.44%          6.44%          6.96%          6.09%          6.08%

Operating expenses                 68,842         55,988         51,989        238,977        186,387        182,388
    Percentage of revenue            5.21%          5.17%          5.17%          5.37%          5.04%          5.04%
                              -----------    -----------    -----------    -----------    -----------    -----------

Operating income                   20,451         13,822         12,835         70,703         38,764         37,777
    Percentage of revenue            1.55%          1.28%          1.28%          1.59%          1.05%          1.04%

Other                               7,568          3,334          3,096         27,366         13,755         13,517
                              -----------    -----------    -----------    -----------    -----------    -----------

Income before income taxes         12,883         10,488          9,739         43,337         25,009         24,260
    Percentage of revenue            0.97%          0.97%          0.97%          0.97%          0.68%          0.67%

Provision for income taxes          5,503          4,174          3,876         18,372         10,899         10,601
                              -----------    -----------    -----------    -----------    -----------    -----------

Net income                    $     7,380    $     6,314    $     5,863    $    24,965    $    14,110    $    13,659
                              ===========    ===========    ===========    ===========    ===========    ===========
    Return on sales                  0.56%          0.58%          0.58%          0.56%          0.38%          0.38%

Net income per common share   $      0.40    $      0.37    $      0.34    $      1.40    $      0.84    $      0.81
                              ===========    ===========    ===========    ===========    ===========    ===========

Weighted average common and
   common equivalent shares
   outstanding                     18,601         17,258         17,258         17,810         16,781         16,781

* Adjusted to a 13 week period for comparison purposes
** Adjusted to a 52 week period for comparison purposes

                                 MICROAGE, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                        Assets

                                                            November 2,    November 3,
                                                                1997           1996
                                                            -----------    -----------
Current assets:
    Cash and cash equivalents                               $    24,029    $    22,078
    Accounts and notes receivable, net                          330,172        290,115
    Inventory, net                                              478,089        331,743
    Other                                                        11,560         11,495
                                                            -----------    -----------
        Total current assets                                    843,850        655,431

Property and equipment                                           73,747         54,049
Intangible assets                                                43,766         17,499
Other                                                            12,770          9,342
                                                            -----------    -----------

        Total assets                                        $   974,133    $   736,321
                                                            ===========    ===========

                         Liabilities and Stockholders' Equity

Current liabilities:
    Accounts payable                                        $   672,158    $   509,153
    Accrued liabilities                                          22,545         25,464
    Current portion of long-term obligations                      2,744          2,132
    Line of credit                                               30,650           --
    Other                                                         3,545          3,627
                                                            -----------    -----------
        Total current liabilities                               731,642        540,376

Long-term obligations                                             4,537          5,895

Stockholders' equity:
    Preferred stock                                                --             --
    Common stock
        Outstanding shares: November 2, 1997 - 17,769,551
                            November 3, 1996 - 16,481,423           178            165
    Additional paid-in capital                                  148,201        124,332
    Retained earnings                                            90,392         66,484
    Loan to ESOT                                                   --             (207)
    Treasury stock                                                 (817)          (724)
                                                            -----------    -----------
        Total stockholders' equity                              237,954        190,050
                                                            -----------    -----------

        Total liabilities and stockholders' equity          $   974,133    $   736,321
                                                            ===========    ===========


Days sales in ending accounts receivable                             22             24 *
Accounts receivable sold                                           $279 million   $191 million
Pro forma days sales outstanding                                     41             43 *

Days cost of sales in ending inventory                               35             33 *

     * The calculation of days outstanding has been adjusted to reflect the 14 week period in the fourth quarter of 1996.